                                                                   EXHIBIT 10.24

                               TWO LINCOLN CENTRE

                           OFFICE SUBLEASE AGREEMENT

                                    BETWEEN

                      SANTA FE INTERNATIONAL CORPORATION,
                                  AS LANDLORD,

                                      AND

                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                              DATED April 23,1996

                               TABLE OF CONTENTS

                           OFFICE SUBLEASE AGREEMENT
                                    BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                  AS LANDLORD
                                      AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT


SECTION                                                                 PAGE
1. Definitions                                                             1
   (a) Building                                                            1
   (b) Premises                                                            1
   (c) Base Rental                                                         1
   (d) Commencement Date                                                   1
   (e) Lease Term                                                          1
   (f) Intentionally omitted                                               1
   (g) Expense Stop                                                        2
   (h) Intentionally omitted I                                             2
   (i) Shell Improvements                                                  2
   (j) Common Areas                                                        2
   (k) Service Areas                                                       2
   (l) Rentable Area                                                       2
   (m) Normal Business Hours                                               2
   (n) Initial Improvements                                                2
   (o) Building Grade                                                      2
   (p) Basic Costs                                                         3


                                       i

   (q) Intentionally omitted                                               3
   (r) Centre                                                              3
2. Lease Grant                                                             3
3. Lease Term                                                              3
4. Use                                                                     3
5. Base Rental                                                             3
6. Services to be Furnished by Landlord                                    4
7. Future Improvements                                                     7
8. Maintenance and Repair of Premises by Landlord                          7
9. Graphics                                                                7
10. Care of the Premises by Tenant                                         8
11. Repairs and Alterations by Tenant                                      8
12. Use of Electrical Services by Tenant                                   8
13. Laws and Regulations                                                   9
14. Building Rules                                                         9
15. Entry by Landlord                                                      9
16. Assignment and Subletting                                             10
17. Mechanic's Liens                                                      11
18. Property Insurance                                                    12
19. Liability Insurance                                                   12
20. Indemnity                                                             12
21. Waiver of Subrogation Rights                                          13
22. Casualty Damage                                                       13
23. Condemnation                                                          15
24. Damages from Certain Causes                                           16
25. Events of Default/Remedies                                            17



                                       ii

26. Peaceful Enjoyment                                                    20
27. Holding Over                                                          21
28. Subordination to Mortgage                                             21
29. Estoppel Certificates                                                 21
30. Landlords Lien                                                        22
31. Attorney's Fees                                                       22
32. No Implied Waiver                                                     22
33. Personal Liability                                                    22
34. Landlord's Warranties, Representations and Covenants                  22
35. Notice                                                                24
36. Severability                                                          24
37. Recordation                                                           24
38. Governing Law                                                         24
39. Force Majeure                                                         24
40. Time of Performance                                                   24
41. Transfers by Landlord                                                 24
42. Transfers by Tenant                                                   25
43. Commissions                                                           25
44. Effect of Delivery of This Lease                                      25
45. Entire Agreement                                                      25
46. Receipt of Premises                                                   25
47. Merger of Estates                                                     25
48. Waste Management                                                      25
49. Americans with Disabilities Act and Texas Architectural Barriers Act  26
50. Environmental Survey                                                  26
51. Representations and Warranties                                        26
52. Exhibits and Addendum                                                 27

                                      iii

                               TWO LINCOLN CENTRE

                           OFFICE SUBLEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease"), is made and entered into as of
                               , between SANTA FE INTERNATIONAL CORPORATION, a
Cayman Islands corporation formerly known as Santa Fe Drilling Co. ("Landlord"), duly authorized to do business in the State of Texas and PHYSICIAN RELIANCE NETWORK, INC. ("Tenant"). Landlord is the current tenant under that certain Office Lease Agreement (the "Master Lease") dated as of April 26, 1993, by and between Two Lincoln Centre - A Joint Venture, a Texas joint venture (the "Master Landlord") and the Landlord as the tenant, as amended by First Amendment dated July 1, 1993, Second Amendment dated January 15, 1994, Third Amendment dated December 1, 1994, Fourth Amendment dated September 18, 1995, Fifth Amendment dated December 19, 1995, Sixth Amendment dated January 25, 1996, and Seventh Amendment to Office Lease Agreement dated April 1, 1996, pursuant to which Master Landlord leased certain premises (the "Master Premises") to Landlord. The Premises are a part of the Master Premises. This Lease, including without limitation the rights and privileges of the Tenant hereunder, is expressly made subject to the terms and conditions of the Master Lease.

WITNESSETH

1.     Definitions.

         (a) "Building" shall mean the office building located upon the real property ("Property") described in Exhibit "A" attached hereto and incorporated herein. The address of the "Building" is 5420 LBJ Freeway, Dallas, Texas 75240.

         (b) "Premises" shall mean all of the eighth and ninth floors, located within the Building and outlined on the floor plan attached to this Lease as Exhibit "B", and incorporated herein. The Premises are stipulated for all purposes to contain approximately 65,960 square feet of "Rentable Area" (as defined below), being approximately 60,513 square feet of Usable Area (as defined below).

         (c) "Base Rental" shall mean the monthly rental described in Exhibit "C" ' attached hereto and incorporated herein, as adjusted pursuant to Exhibit "D", attached hereto and incorporated herein. "Rent" shall mean, collectively, the Base Rental and other sums of money becoming due and payable to Landlord hereunder.

         (d)     "Commencement Date" shall mean April 1, 1996.

         (e) "Lease Term" shall mean a ten-n commencing on the Commencement Date and ending August 31, 2001.

         (f)     Intentionally omitted.

         (g) "Expense Stop" shall mean the Basic Costs (as grossed up and defined in Paragraph 2(d) of Exhibit "D") per square foot of Rentable Area in the Building for the calendar year 1996.

         (h)     Intentionally omitted.

         (i) "Shell Improvements" shall mean (i) lay-in acoustical ceiling grid with acoustical ceiling tile inventory stored on the floor on which the Premises are located; (ii) central air conditioning and heating ducts and diffusers in a placement consistent with other such improvements in the Building; (iii) lay-in fluorescent light fixtures in a placement consistent with other such improvements in the Building; and (iv) sprinkler heads in a placement consistent with other such improvements in the Building.

         (j) "Common Areas" shall mean those areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

         (k) "Service Areas" shall mean those areas within the outside walls used for elevator mechanical rooms, building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

         (l) "Rentable Area" of the Premises shall mean (1) the "Usable Area" within the Premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating the Premises from Service Areas and the corridor side of walls separating the Premises from Common Areas) plus (2) a pro rata part of the Common Areas within the Building, such proration based upon the ratio of the Usable Area within the Premises to the total Usable Area within the Building existing as of the date of this Lease, including the area encompassed by any columns or other structural elements which provide support to the Premises and/or the Building. Rentable Area shall not include any Service Areas. The Rentable Area in the Building existing as of the date of this Lease is 585,000 square feet.

         (m) "Normal Business Hours" for the Building shall mean 8 a.m. to 6 p.m. Mondays through Fridays, and 8 a.m. to 1 p.m. on Saturdays, exclusive of "Normal Business Holidays," which shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, together with any other holidays reasonably determined by Landlord from time to time during the Lease Term..

         (n) "Initial Improvements", when used herein, shall mean the as-built improvements to the Premises, which Master Landlord provided to Landlord according to the Work Letter attached as Exhibit "E" to the Master Lease.

         (o) "Building Grade" shall mean the type, brand and/or quality of materials, consistent with standards being used in other areas of the Building, which Master Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

 (p)     "Basic Costs" shall have the meaning described in Exhibit "D" hereto.

         (q)     Intentionally omitted.

         (r) "Centre" shall mean, collectively, the Building and the other two (2) office buildings located on the balance of the land located between LBJ Freeway, the Dallas North Tollway, Harvest Ell Lane, and Noel Road.

         2. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

         3. Lease Tenn. This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

         4. Use. Tenant may use the Premises for office purposes and for such other lawful purposes as are incidental or related thereto and which are consistent with the normal use of a building of this character. Without limiting the generality of the foregoing, Tenant may maintain in the Premises employee lunch rooms, coffee bars, executive dining rooms, kitchens for the foregoing, computer equipment and any other facility or equipment useful in the normal conduct of Tenant's business not inconsistent with the above-described use of the Leased Premises as a business office.

         5.      Base Rental.

                 (a) Tenant agrees to pay the Rent to Landlord during the Lease Term, without any setoff or deduction whatsoever other than any abatement permitted by this Lease, for the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the non-payment of Base Rental. Except as otherwise provided herein, the Base Rental for each calendar month or portion thereof during the Lease Term, together with any estimated adjustment thereto pursuant to Exhibit "D" hereof then in effect, shall be due and payable in advance in the amounts and on the dates set forth in Exhibit "C" to this Lease; and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Lease Term terminates on a day other than the last day of a month, then (i) the installments of Base Rental for such month shall be prorated, based on the number of days in such month, and (ii) Tenant's share of Basic Costs shall be prorated as specified in Exhibit "D" hereto. The sum of $173,350.08 has been deposited with Landlord by Tenant contemporaneously with the execution hereof and such sum shall be applied by Landlord in payment of the installments of Base Rental due on January 1, 1997 and August 1, 2001 under this Lease.

                 (b) All installments of Rent not paid within ten (10) business days after they become due and payable shall bear interest at the maximum lawful rate from the due date until paid.

                 (c) The Base Rental payable hereunder shall be adjusted from time to time in accordance with the provisions of Exhibit "D" attached hereto and incorporated herein for all purposes.

         6. Services to be Furnished by Landlord. To the extent furnished by the Master Landlord to Landlord under the Master Lease, Landlord agrees to furnish Tenant the following:

                 (a) Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as the Master Landlord is required to furnish to Landlord pursuant to the Master Lease; provided, however, heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord prior to 12:00 noon on the business day immediately preceding the day for which such usage is requested. Tenant shall bear the cost incurred by Landlord under the Master Lease in furnishing such requested additional service, as demonstrated by Landlord to Tenant from time to time, with a pro rata reduction of such amount to the extent that other tenants on the same air handling system are also using the same after-hours services during the same times as Tenant at times other than Normal Business Hours and shall pay the same as additional Rent upon presentation of a statement therefor by Landlord and a copy of the statement for such services from the Master Landlord and all other documents relating thereto received by Landlord from Master Landlord.

                 (b) Routine cleaning, maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent furnished by Master Landlord to Landlord pursuant to the Master Lease.

                 (c) Janitor service, five (5) days per week, exclusive of any Normal Business Holidays.
SuchjanitorserviceshalibethesamequalityasMasterLandlordisrequiredtofumish to
Landlord pursuant to the Master Lease. The Minimum Janitorial Specifications presently in effect are attached to this Lease as Exhibit "H." provided that Landlord may change such specifications from time to time if and to the extent such Minimum Janitorial Specifications are changed by Master Landlord pursuant to the Master Lease; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional Rent upon presentation of a statement therefor by Landlord and a copy of the statement for such services from the Master Landlord and all other documents relating thereto received by Landlord from Master Landlord; and provided further that Tenant agrees to comply with Landlord's requests with respect to waste management as may be required pursuant to the provisions of Paragraph 48 of this Lease.

                 (d) Subject to the provisions of Paragraph 12, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

                 (e) All Building Grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Shell Improvements and the Initial Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

                 (f) Landlord shall provide limited access to the Building before and after Normal Business Hours in the form of special limited access entry cards ("Entry Cards") for Tenant and its employees. An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the "Parking Garage" as defined in and pursuant to the terms of Exhibit T". Landlord agrees to provide Tenant with up to, but not in excess of, one hundred fifty (150) entry cards at no cost to Tenant. However, Tenant shall pay Landlord for any additional or replacement cards, in such amount as Landlord shall, from time to time, determine, but in no event to exceed Landlord's actual cost for replacing such cards. Landlord shall be entitled to cancel (by computer entry) any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Landlord shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft or burglary, or for damage done by unauthorized persons on the Premises; and neither Landlord nor Master Landlord shall be required to insure against any such losses. Tenant shall cooperate fully in Landlord's and Master Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord or Master Landlord with respect thereto. Tenant's security methods, procedures and systems in the Premises, if any, shall be reasonable and shall also be subject to Master Landlord's prior written approval which under the Master Lease will not be unreasonably withheld by Master Landlord. When and if approved, Landlord agrees to reasonably cooperate with, and to cause Master Landlord to reasonably cooperate with, Tenant's efforts to maintain security in the Premises. Tenant further agrees to surrender all Entry Cards in its possession upon the expiration or earlier termination of this Lease.

                 (g) Passenger and freight elevator service for use in common with other tenants of the Building for access to and from the floors of the Building upon which the Premises are located. Passenger elevators shall be available on a twenty-four (24) hour, seven (7) days per week basis, except with respect to the maintenance and repair thereof, provided, however, that Master Landlord may for other reasons limit the number of elevators to be in operation and may require use of an Entry Card to utilize such elevators during times other than Normal Business Hours. Freight elevators shall also be available on a twenty-four (24) hour, seven (7) days per week basis, except during periods of maintenance or repair, provided that Tenant's usage thereof shall be subject to reasonable scheduling requirements as may be adopted from time to time by Master Landlord, consistent with the needs of Tenant, Landlord, Master Landlord and other tenants of the Building.

                 (h) Unless resulting from Landlord's negligent acts or omissions or willful misconduct, including without limitation Landlord's breach of the Master Lease, no interruption or malfunction of any utility service shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord or Master Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. At any time when Master Landlord is making such facilities for such utility services available to the Premises, Master Landlord may, at Master Landlord's option, upon not less than thirty (30) days prior written notice to Landlord, discontinue the availability of any such utility service. If Master Landlord gives any such notice of discontinuance, Landlord shall promptly deliver a copy of such notice to Tenant and Landlord shall use reasonable efforts to cause Master Landlord to make all the necessary arrangements with the public utility service supplying the utility to the area in which the Building is located with respect to obtaining such utility service to the Premises; but Tenant will contract directly with such public utility service for the supplying of such utility services to the Premises. If such utility services are at any time discontinued by Master Landlord due to the utility requirements of Tenant exceeding the types or levels of services which Master Landlord is currently capable of providing in the Building or by reason of any other special utility requirements of Tenant, Tenant shall pay the full cost for the conversion of such services. If such utility services are at any time discontinued by Master Landlord or Landlord for any other reason, Landlord shall pay the full cost of such conversion. In either event, for purposes of making the adjustments to Base Rental pursuant to Exhibit "D" hereof Landlord shall, from and after the date of such conversion, deduct from Tenant's Expense Stop the portion of such Basic Costs attributable to the provision of the utility or utilities service no longer being provided directly by Landlord or Master Landlord. Additionally, the cost of such directly billed utility service shall be excluded from the Basic Costs. Unless resulting from Landlord's negligent acts or omissions or willful misconduct, including without limitation Landlord's breach of the Master Lease, failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including, without limitation, Master Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building shall not render Landlord or Master Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof Should any equipment or machinery furnished by Master Landlord cease to function properly for any reason, Landlord shall use reasonable diligence to cause Master Landlord to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom unless Landlord fails to use reasonable efforts to cause Master Landlord to repair such equipment or machinery. Notwithstanding the foregoing, in the event that the Premises, or a portion thereof, are rendered untenantable by reason of the interruption or termination of the services specified in Subparagraph (a) or (d) hereof not caused by Tenant for five (5) consecutive business days and Tenant does not in fact use the applicable portion of the Premises during such period of untenantability, then, so long as Base Rental with respect to the Premises is abated under the Master Lease, Base Rental hereunder shall abate with respect to that portion of the Premises so rendered untenantable from the business day Tenant first ceases to use that portion of the Premises to the earlier of (i) the date Tenant again commences to use that portion of the Premises or (ii) the date on which that portion of the Premises is again rendered tenantable. In connection with (i) in the prior sentence, Tenant shall not be considered to have commenced to "use" the Premises if Tenant simply enters the Premises for a temporary purpose such as accessing or retrieving vital business records. Except for interruptions due to force majeure, in the event that such condition continues for in excess of one hundred twenty (120) consecutive days from the date the Premises were rendered untenantable, Tenant shall have the right, at Tenant's sole option, to terminate this Lease by providing written notice to Landlord of such election within ten (10) consecutive days of the expiration of such one hundred twenty (I 20) day period. The failure of Tenant to provide notice to Landlord in the manner and within the time period specified in the preceding sentence shall be deemed to be an irrevocable waiver of such option. The foregoing shall be Tenant's sole remedies with respect to any such occurrence and in no event shall Landlord be liable to Tenant for any failure by Master Landlord to provide utilities or services to the Leased Premises unless such failure results from Landlord's negligent acts or omissions or willful misconduct, including without limitation Landlord's breach of the Master Lease. Provided, however, Tenant shall not exercise such right of termination so long as comparable space in the Centre is made available to Tenant for Tenant's use and occupancy on the same terms and conditions as those set forth in this Lease, in which case Landlord shall pay Tenant's reasonable moving costs if Tenant relocates. Notwithstanding anything contained herein to the contrary, if the failure by Landlord to any extent to furnish the services described in this Paragraph 6, or any cessation thereof, results from a casualty as described in Paragraph 22 hereof, then the provisions of Paragraph 22 shall apply instead of this paragraph. Landlord hereby assigns to Tenant all of Landlord's rights under Paragraph 6 of the Master Lease to the extent necessary to require Master Landlord to furnish the above services to Tenant, and Tenant shall have the right, either in its own name or in the name of Landlord, to take any and all actions Tenant deems necessary or appropriate to enforce Landlord's rights under the Master Lease with respect to the Premises. Landlord shall cooperate fully with Tenant in any such action taken by Tenant.

         7. Future Improvements. All installations and improvements hereafter placed on the Premises by Tenant or Master Landlord at Tenant's request, shall be for Tenant's account and at Tenant's cost. Tenant shall also pay all ad valorem taxes and increased insurance premiums that are payable on account of any improvements that are hereafter placed on the Premises. If Tenant makes additional improvements after having received Master Landlord's consent, Tenant will be responsible for additional taxes and insurance attributable to such additional improvements. Landlord shall use all reasonable efforts to obtain the consent of Master Landlord to any additional installations and improvements proposed by Tenant from time to time during the Lease Term.

         8. Maintenance and Repair of Premises by Landlord. Landlord hereby assigns to Tenant all of Landlord's rights relating to Master Landlord's maintenance obligation of the Premises and the Building as set forth in the Master Lease, and Tenant shall have the right, either in its own name or in the name of Landlord, to take any and all actions Tenant deems necessary or appropriate to enforce Master Landlord's maintenance obligations under the Master Lease with respect to the Premises. Landlord shall cooperate fully with Tenant in any such action taken by Tenant. Landlord shall have no other obligation to Tenant regarding maintenance of the Premises or the Building.

         9. Graphics. Landlord shall cause Master Landlord to provide, install, repair and replace as necessary, at Tenant's cost, all letters or numerals on the doors in the Premises, and all signage related to Tenant's occupancy in the Building. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Master Landlord's prior written consent. Landlord agrees to use reasonable efforts to secure the approval of the Master Landlord for any signs requested by Tenant.

         10. Care of the Premises by Tenant. Tenant shall use reasonable efforts not to allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted.

         11. Repairs and Alterations by Tenant. Landlord shall have the right, at its option, and at Tenant's own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent. Notwithstanding the aforesaid, except in case of emergencies or mechanical, electrical, plumbing and structural matters, if repairs become necessary, which, by the terms hereof, are the responsibility of Tenant, Landlord may make such repairs only if, after Landlord has given reasonable notice to Tenant of the need for such repairs, Tenant shall have failed to proceed promptly and with due diligence to continence such repairs within four (4) business days or shall thereafter have failed to continuously proceed with due diligence to complete such repairs within a reasonable period of time not to exceed twenty-five (25) days. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises which are visible from outside the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Master Landlord in each such instance, which under the Master Lease, such consent is not to be unreasonably withheld. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Except for those items previously approved by Landlord and Master Landlord, upon the expiration of the Lease Term or upon the termination of this Lease, Landlord may require Tenant to remove any fixtures, movable equipment, furniture, security systems, telephone wiring and telecommunications systems hereafter installed by or on behalf of Tenant on the Premises or the Building.

         12. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Master Landlord shall be subject to the following:

                 (a) To the extent furnished by Master Landlord to Landlord pursuant to the Master Lease, Landlord will provide the necessary facilities to supply (i) two (2) watts per square foot of Usable Area within the Premises, at 277 volts, for Tenant's fluorescent lighting and (ii) two (2) watts per square foot of Usable Area within the Premises, at 120 volts, for Tenant's receptacle/equipment loads (excluding Tenant's dedicated circuits). Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design load greater than an average of four (4) watts per square foot of Usable Area within the Premises ("Standard Building Capacity"). The electrical costs component of Basic Costs is calculated on the basis of the Standard Building Capacity.

                 (b) The electrical facilities in the Building available for Tenant's use are (i) 277/480 volts, 3 phase, for large equipment loads and fluorescent lighting; and (ii) 120/208 volts, 3 phase, for small equipment loads and incandescent lighting. Tenant shall notify Landlord, in writing, of any equipment that has a rated electrical load greater than 500 watts and/or that requires a service voltage other than 120 volts, and Master Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

                 (c) Tenant shall pay for all costs of meters, submeters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Master Landlord, in Master Landlord's discretion, to accommodate Tenant's design loads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof Notwithstanding the aforesaid, Tenant shall not be required to pay for the cost of meters or submeters which are already in the Premises which can be used with no additional cost to Landlord or Master Landlord, provided, however, Tenant shall pay for any costs of removing and/or relocating such existing meters and submeters. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning if, Master Landlord determines in Master Landlord's sole but not arbitrary judgment, the same are not necessary or would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Master Landlord's refusal to install, or the withholding of consent for Tenant's installation of, any such electrical facility or equipment.

                 (d) Tenant shall pay to Landlord, upon demand, Landlord's actual cost of Tenant's consumption of electrical service in excess of the Standard Building Capacity.

                 (e) Master Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Landlord, discontinue the availability of such extraordinary electrical service. If Master Landlord gives any such notice, Landlord shall promptly deliver a copy of such notice to Tenant, and Tenant will contract directly with the applicable public utility for the supplying of such electrical service to the Premises.

         13. Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction with respect to the Premises.

         14. Building Rules. Tenant will comply with the rules and regulations of the Building as adopted and altered by Master Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Promptly after receipt of any rule changes furnished to Landlord by Master Landlord, such changes will be promptly sent by Landlord to Tenant in writing. The current rules and regulations for the Building are attached hereto as Exhibit "E". In the event of any inconsistency or conflict between Exhibit "E" and any other part of this Lease, the terms of this Lease shall control.

         15. Entry by Landlord. Tenant shall permit Landlord, Master Landlord or their respective employees, agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) in order to: (i) perform Master Landlord's maintenance and repair obligations under the Master Lease; (h) inspect same (after reasonable advance verbal notice to Tenant) as Landlord or Master Landlord may reasonably deem necessary or desirable; (iii) exhibit the Premises to mortgagees or prospective mortgagees or assignees of mortgages (after reasonable advance verbal notice to Tenant); and (iv) exhibit the Premises to prospective tenants during the eighteen (18) months prior to the expiration of the Lease Term (after reasonable advance verbal notice to Tenant). Landlord shall attempt, and shall use reasonable efforts to cause Master Landlord, to make reasonable efforts under the circumstances not to interfere with Tenant's business or use of the Premises. Tenant shall have the right to accompany Landlord and Master Landlord upon any such entry by Landlord upon the Premises under (ii), (iii) or
(iv) above; but it is understood by the parties that Landlord or Master Landlord may enter the Premises for emergencies, maintenance, repair and janitorial purposes without prior notice to Tenant and without Tenant accompanying Landlord or Master Landlord, but that Landlord will give Tenant reasonable advance notice whenever possible for maintenance and repairs conducted during Normal Business Hours.

         16.     Assignment and Subletting.

                 (a) Tenant shall not (i) assign this Lease or any interest therein, or (ii) sublease the Premises or any portion thereof. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be void. Notwithstanding the foregoing, Tenant may, with the consent of Master Landlord, and upon notice to Landlord but without the necessity of obtaining Landlord's prior consent thereto, assign, this Lease or sublet the Premises to an "Affiliate." As used herein, the term "Affiliate" shall mean any entity under common control of a person or entity which controls Tenant or which is controlled by Tenant. The sale by Tenant of all, or substantially all, of its assets, including its leasehold rights hereunder, shall not be deemed to be an assignment for purposes of this paragraph.

                 (b) If Tenant requests Landlord's consent to an assignment of the Lease or subletting of all or part of the Premises, Landlord shall either (i) approve such sublease or assignment (but no approval of an assignment or sublease shall relieve Tenant of any liability hereunder), or (h) negotiate directly with the proposed subtenant or assignee and (in the event Landlord is able to reach agreement with such proposed subtenant or assignee) upon execution of a lease with such proposed subtenant or assignee, terminate this Lease with respect to the portion of the Premises identified in Tenant's request upon thirty (3 0) days' notice, or (iii) if Landlord shall fail to notify Tenant in writing of its decision within a thirty (30) day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or subleasing, and to have elected to keep this Lease in full force and effect.

                 (c) Landlord shall be entitled to any Profit from any approved assignment or sublease. As used herein, "Profit" shall refer to any sum in excess of Base Rental for the term of the sublease or assignment received by Tenant from any assignee or sublessee, less Tenant's reasonable costs for such assignment or subletting including inducements, moving costs, or other payments or concessions made by Tenant to assignee or sublessee. This covenant and assignment shall benefit Landlord and its successors in ownership of the tenant's rights under the Master Lease and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interest in this Lease (all such assignees, sublessees or purchasers being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provision hereof

                 (d) Except as otherwise set forth herein, no assignment or subletting, whetheror not with Landlord's consent, shall ever relieve Tenant of any liability hereunder.

                 (e) Notwithstanding the foregoing, Landlord may withhold consent to such sublease or assignment, which denial of consent shall be due solely to one or more of the following factors: the proposed assignee or sublessee intends a use which would create a nuisance, is not in accordance with Paragraph 4 hereof, is not consistent with the standards of the Building and its other tenants or would create an unreasonable burden on the utility, electrical, or other systems of the Building; the proposed assignee or sublessee is unable, upon request by Landlord, to furnish information indicating that, in Landlord's reasonable discretion, it has sufficient financial strength to carry out its financial obligations under the assignment or sublease; the proposed assignee or sublessee is a party with whom Landlord or Master Landlord has, within the last ninety (90) days, been actively negotiating to lease space in the Centre directly from the Landlord or Master Landlord; the proposed assignment or sublease conflicts with the terms of another lease within the Centre such that Landlord or Master Landlord would be considered in default under such other lease; the terms and conditions of the proposed assignment or sublease are not in conformity with the Lease; or the occupancy of the Premises, or applicable portion thereof by the proposed third party would increase fire hazards or adversely affect the reputation and image of the Budding. In no event shall Landlord be deemed to have unreasonably withheld consent to an assignment or sublease to a third party who is owned or controlled by a foreign government (except for the State of Kuwait), involved in lobbying activities, or reputed to be involved in illegal or illicit activities. Under no circumstances shall Tenant have the right, without first obtaining Landlord's and Master Landlord's prior consent, to advertise or to engage in any other promotional activities regarding an assignment or subletting of all or any portion of the Premises. Neither the consent by Landlord to any such assignment or sublease nor the collection by Landlord of rent from any such assignee or sublessee will be construed as a release by Landlord of Tenant from Tenant's obligations hereunder. Notwithstanding the foregoing, Tenant may not sublease or assign any part of the Lease or Premises to any tenant occupying space in the Centre.

         17. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens arising from any work performed, materials furnished, or obligations incurred by or on behalf of Tenant to be placed upon the Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises. In the case of the filing of any such lien on the interest of Landlord or Tenant in the Leased Premises, Tenant may cause the same to be discharged of record or Tenant may contest such lien through appropriate proceedings. If Tenant shall fail to discharge within 60 days after such lien attached, through appropriate proceedings, such mechanic's lien then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by

Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional Rent. This paragraph shall not apply to any liens which are unrelated to Tenant.

         18. Property Insurance. Landlord shall have no obligation to maintain any fire and extended coverage insurance on the Building or the Premises except that Landlord shall maintain such insurance as Landlord is required to maintain under the Master Lease. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located on the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 22 hereof Tenant shall, at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Paragraph 18 and Paragraphs 19 and 21 hereof. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

         19. Liability Insurance. Tenant shall maintain a policy or policies of comprehensive general liability insurance with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company rated "A, VII or better (or comparable rating if such rating system is changed in the future) in "Best's Insurance Guide" and licensed to issue such coverage in the State of Texas, such insurance to afford minimum protection of not less than $5,000,000 combined single limit coverage of bodily injury, property damage or combination thereof In addition, Tenant agrees to obtain a fire legal liability endorsement, or other coverage satisfactory to Landlord which removes the "leased or occupied" property exclusion from Tenant's liability policy. Landlord shall not be required to maintain insurance against thefts within the Premises or the Building or the Property and Landlord shall have no liability for any such thefts. Tenant's insurance shall contain a provision naming Landlord and Master Landlord as an additional insured and include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to Paragraph 20 below. Tenant shall use reasonable efforts to obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

         20. Indemnity. Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, invitees, licensees or any other person entering the Building under the invitation of Tenant or arising out of the use of the Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any such damage or injury except for any actual damage to person or property caused by the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, licensees or any other person entering the Building under the invitation of Landlord. Tenant shall not be liable to Landlord, or to Landlord's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by the act, omission, or neglect of Landlord, its agents, servants, employees, invitees, licensees or any other person entering the Building under the invitation of Landlord or arising out of the use of the Master Premises (other than the Premises) and the conduct of its business or out of a default by Landlord in the performance of its obligations hereunder or under the Master Lease. Landlord hereby indemnifies and holds Tenant harmless from all liability and claims for any such damage or injury except for any actual damage to person or property caused by the negligence or willful misconduct of Tenant, its agents, servants, employees, invitees, licensees or any other person entering the Building under the invitation of Tenant.

         21. Waiver of Subrogation Rights. Subject to the conditions hereinafter specified in this Paragraph 21 and only to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas with respect to the respective insurance that is to be carried by Landlord, Master Landlord or Tenant covering losses arising out of the destruction or damage to the Premises or its contents or to other portions of the Building or to Tenant's occupancy and operation of the Premises without invalidating or nullifying any such policy, or providing a defense to the applicable insurance carrier with respect to the coverage of any such policy, all such insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord, Master Landlord and Tenant on the part of the insurance carrier. Notwithstanding the foregoing, nothing contained herein shall require either party to obtain the inclusion of such a waiver of rights of subrogation in the event that, because of the cost or premium attributable to such waiver, the obtaining of such waiver is not feasible and reasonable. Unless such waivers contemplated by this sentence will invalidate, nullify, or provide a defense to coverage under any such insurance policy or are not obtainable for the reasons described in this Paragraph 21, Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other or Master Landlord, its agents, officers, or employees, for any loss or damage that may occur to the Premises or the Building, or any improvements thereto, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss and damage is actually recovered under such insurance policy. The waivers set forth in this Paragraph 21 shall be in addition to, and not substitution for, any other waivers, indemnities, or exclusions of liabilities as set forth in this Lease.

         22. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be damaged such that substantial alteration or reconstruction of the Building shell, in Master

Landlord's sole opinion, is required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee under any mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, and if the Master Landlord terminates the Master Lease pursuant to the terms of the Master Lease, Landlord shall notify Tenant in writing of such termination within seven (7) days after Landlord's receipt of Master Landlord's notice of termination, and this Lease shall terminate effective as of the date of Master Landlord's notice. If the Premises are damaged by fire or other casualty not caused by the fault or negligence of Tenant or any of Tenant's agents, employees or contractors, if such damage cannot be repaired within one hundred eighty (I 80) days from the date of fire or other casualty, as determined by Master Landlord and set forth in a notice from Landlord to Tenant within sixty-five (65) days after the fire or other casualty, and if Tenant is not in default under any covenant, agreement, term, provisions or condition contained in this Lease, then Tenant shall have the right, within twenty-five (25) days after its receipt of such notice from Landlord, to terminate this Lease as of the end of such twenty-five (25) day period. If Master Landlord terminates the Master Lease pursuant to Paragraph 22 of the Master Lease, Landlord shall notify Tenant in writing of such termination within 7 days after Landlord is notified by Master Landlord that it intends to terminate the Master Lease and this Lease shall terminate effective as of the date of termination of the Master Lease. Unless Master Landlord, Landlord or Tenant elects to terminate this Lease, Landlord shall use reasonable efforts to cause Master Landlord to commence and proceed with reasonable diligence to obtain a building permit with respect to such restoration and to restore the Building shell and Shell Improvements located on the Premises; except that Master Landlord shall not be required to cause Master Landlord to spend for such work an amount in excess of the insurance proceeds actually received by Master Landlord as a result of the casualty. When the repairs described in the preceding sentence have been completed by Master Landlord, Landlord shall use reasonable efforts to cause Master Landlord to complete the restoration of the Initial Improvements pursuant to the final Plans and Specifications approved by Master Landlord pursuant to the Work Letter attached to the Master Lease ("Improvements Restoration"). Except for the cost of the Improvements Restoration, all excess cost and expense of completing any further restoration or improvement of the Premises shall be borne by Tenant and the amount of such excess, as determined by Master Landlord, is herein referred to as the "Reconstruction Excess".
Fifty percent (50%) of the Reconstruction Excess shall be paid by Tenant to Master Landlord, in cash, in monthly progress payments the amount of which shall be determined by the percentage of completion of the Improvements Restoration. After substantial completion of the Improvements Restoration, but prior to reoccupancy of the Premises by Tenant, Tenant shall pay Master Landlord, in cash, any additional amount necessary to cause the sum of the Reconstruction Excess payments made by Tenant to equal ninety percent (90%) of the then unpaid balance of the Reconstruction Excess (as then estimated by Master Landlord). As soon as a final accounting can be prepared and submitted to Tenant, Tenant shall pay Master Landlord, in cash, the entire unpaid balance of the Restoration Excess, based on Master Landlord's final cost. Each increment of the Reconstruction Excess payable by Tenant to Master Landlord shall be paid by Tenant within seven (7) days after a written request therefor by Master Landlord to Tenant. Tenant shall not be entitled to receive any credit or payment with respect to any portion of the Reconstruction Allowance not actually spent upon restoration of the Premises. Landlord or Master Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, and provided that cash in the amount of each increment of the Reconstruction Excess shall have been paid by Tenant to Master Landlord within seven (7) days after a written request therefor by Landlord or Master Landlord to Tenant, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy (based upon that portion of Base Rental applicable to the portion of the Premises subject to such casualty); provided, however, the Premises shall not be considered unfit for occupancy at any time that (i) such of the Improvements Restoration has been completed so as to permit occupancy as evidenced by the issuance of a Certificate of occupancy or its equivalent for the Premises by the appropriate governmental entity having jurisdiction over the Premises for the purpose of issuing such certificate, or (ii) if no such certificate can be issued by any appropriate governmental entity under applicable laws, ordinances, or regulations, at such time as the Improvements Restoration have been substantially completed and tendered to Tenant. In the event that the restoration or repair of the Building shell, Shell Improvements located in the Premises, and Improvements Restoration has not been completed to the extent necessary so that Tenant can occupy the Premises for normal business purposes within one hundred seventy (170) days from the date on which Master Landlord receives a building permit with respect thereto, Tenant shall have the right, exercisable by written notice to Landlord delivered within two hundred (200) days from the date on which Master Landlord receives such building permit, to terminate this Lease, but in no event exercisable after such completion. Landlord shall give Tenant notice of the date on which Master Landlord receives a building permit. In the event that Tenant fails to give such notice in the manner and within the time period specified in the preceding sentence or prior to completion, such option to terminate shall be deemed to have been irrevocably waived by Tenant. In addition, in the event that Master Landlord has diligently and continuously prosecuted such restoration or repair during such period not to exceed two hundred seventy (270) days, the exercise by Tenant of the option to terminate shall be delayed until such time as Master Landlord has failed to diligently and continuously prosecute such restoration or repair to completion. Landlord hereby assigns to Tenant all of Landlord's rights pursuant to Paragraph 22 of the Master Lease to have Master Landlord repair all or any portion of the Leased Premises and any part of the Building and/or Common Areas that are so damaged by any casualty as to render all or a portion of the Premises unusable and Tenant hereby assumes all obligations of Tenant under Paragraph 22 of the Master Lease insofar as and to the extent that such obligations relate to the Premises, and Tenant shall have the right, either in its own name or in the name of Landlord, to take any and all actions Tenant deems necessary or appropriate to enforce Master Landlord's obligations under Paragraph 22 of the Master Lease with respect to the Premises. Landlord shall cooperate fully with Tenant in any such action taken by Tenant. Such repair rights of Landlord shall be subject to the limitations of Paragraph 22 of the Master Lease.

         23. Condemnation. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises are thus taken or sold, Master Landlord (whether or not the Premises are affected thereby) may terminate the Master Lease by giving written notice thereof to Landlord; in which event Landlord shall promptly so notify Tenant and this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises are taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an amount representing that portion of Base Rental applicable to the portion of the Premises subject to such taking or sale, and Landlord shall use reasonable efforts to cause Master Landlord to restore the Building and the Premises to substantially their former condition, to the extent Master Landlord deems feasible, but such work shall not exceed the scope of the work done by Master Landlord in originally constructing the Building and installing Shell Improvements and Initial Improvements in the Premises, nor shall Landlord in any event be required to cause Master Landlord to spend for such work an amount in excess of the amount received by Master Landlord as compensation for such taking. Tenant shall not be entitled to and expressly waives all claims to any amounts awarded upon a taking of any part or all of the Property, Building or the Premises.

                 (i) Notwithstanding the foregoing, if less than whole or substantially the whole of the Premises are thus taken or sold and the remainder of the Premises are rendered untenantable, in Tenant's reasonable opinion, Tenant may indicate its intent to terminate this Lease by giving Landlord written notice of same within twenty (20) days after the date when physical possession of the portion of the Premises is taken by the condemning authority (the "Premises Taking Date"). Such notice shall specify with particularity the items or characteristics of the remainder of the Premises which render it untenantable. Landlord shall thereafter have a period of ninety (90) days to cure the items of untenantability, including, without limitations the relocation of Tenant to another space in the Centre reasonably comparable to the Premises, in which case Landlord shall pay Tenant's reasonable moving costs if Tenant relocates.

                 (ii) Notwithstanding the foregoing, if more than one third (1/3) of a full floor of the Building which is included within the Premises is thus taken or sold, Tenant may indicate its intent to terminate this Lease by giving Landlord written notice of same within twenty (20) days after the date when physical possession of that portion of the Premises is taken by the condemning authority (the "Premises Taking Date"). Landlord shall thereafter have a period of ninety (90) days to cure the taking by relocating Tenant to another space in the Building, reasonably comparable to that portion of the Premises which was taken and which uses the same elevator bank, in which case Landlord shall pay Tenant's reasonable moving costs if Tenant relocates.

This Lease shall terminate on, and no further rentals shall accrue after the Premises Taking Date, unless Landlord has relocated Tenant in the manner described above and within the above described cure period or unless Landlord has filed a court action, contesting Tenant's claims that the remainder of the Premises is untenantable. In the event that Tenant fails to give such notice in the manner and within the time period specified in this Paragraph 23, such right to terminate shall be deemed to have been irrevocably waived by Tenant and the remainder of the Premises shall be deemed to be tenantable.

         24. Damages from Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause, except as specifically provided in Paragraph 33 hereof Nor shall Landlord be liable for any damage or inconvenience which may arise through (a) the leasing of other space within the Building to whomsoever Master Landlord chooses for whatever use is allowed by Master Landlord or (b) repair or alteration of any part of the Building or Premises or to the construction of leasehold improvements for other tenants in the Building, it being specifically acknowledged and agreed by Tenant that Tenant is leasing space in a Building which is not fully occupied and that Master Landlord will, as a part of Master Landlord's leasing of other space within the Building, be conducting construction work in order to prepare other space in the Building, from time to time, for other tenants.

         25.     Events of Default/Remedies.

                 (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any Rent or other sum of money due hereunder and such failure shall continue for a period of five (5) days after the date such sum is due; provided, however, Landlord agrees with respect to monetary defaults to give Tenant not more than two (2) "warning notices" (as hereinafter defined) during any consecutive twelve (12) month period during the Lease Term, in either of which events Tenant shall be entitled to a five (5) day cure period and Landlord agrees not to commence any enforcement actions against Tenant until the expiration of such cure period (a "warning notice" for these purposes shall be in writing, delivered in any manner permitted by Paragraph 3 5, and may be sent at any time after a payment is due and before payment of the full delinquent amount has been received); a warning notice will be effective on, and the five (5) day cure period shall be counted from, the date the notice is first sent; in addition, Tenant shall be entitled to only one (1) warning notice per calendar month; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of five (5) days after written notice of such default is delivered to Tenant; provided that in the event such failure is of the nature that it cannot, with due diligence, be cured within five (5) days, it shall not constitute an event of default unless the Tenant fails to proceed promptly with due diligence to cure the same, it being the intention of Landlord and Tenant that with respect to a failure not susceptible of being cured within five (5) days, the time within which Tenant shall have to cure the same shall be extended for such period as may be necessary for the curing thereof with the exercise of due diligence, not to exceed twenty-five (25) days; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; or (iv) Tenant shall fail to promptly move into and take possession of the Premises on the Commencement Date or shall cease to do business in or abandon any portion of the Premises unless Tenant screens and protects from public view, to Landlord's satisfaction, any indication that the Premises are vacant, in which case abandonment shall not be an event of default (provided, however, Landlord reserves the right, but will not have the obligation, to terminate this Lease at any time that Tenant abandons the Premises with an intent to not return; "intent to not return" for these purposes shall mean either that Tenant notifies Landlord in writing that it does not intend to re-occupy the abandoned portion of the Premises or that Tenant has failed to re- occupy the abandoned portion of the Premises and resume its business therein within three (3) months from the date Tenant originally vacated the Premises); (notwithstanding the foregoing, Landlord's right to terminate the Lease shall be limited to the abandoned portion of the Premises); (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;
(vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against Tenant under any such statute; or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed; or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

                 (b) Upon the occurrence of any event or events of default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies: (i) terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord; (H) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

                 (c) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in or future Rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of Paragraph 27 hereof shall apply with respect to the period from and after the giving of notice of such repossession by Landlord. In addition, Landlord may change or alter the locks and other security devices on the doors to the Premises and/or remove Tenant's master entry cards from the security and master entry card system. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                 (d) In the event that Landlord elects to terminate this Lease upon the occurrence of any event of default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all Rents and other indebtedness, accrued to the date of such termination, plus, as damages, an amount equal to the total of. (i) the cost of recovering the Premises; (H) the cost of removing and storing Tenant's and other occupant's property located therein; (iii) the costs of reletting the Premises, or portion thereof (including, without limitation, brokerage commissions); (iv) the cost of restoring the Premises to the same condition as they existed on the Commencement Date (reasonable wear and tear and any improvements hereafter made to the Premises with Landlord's approval excepted); (v) the cost of collecting such amounts from Tenant hereunder; and (vi) any other sums of money or damages that may be owed to Landlord as the result of default by Tenant or the exercise of Landlord's rights at law or in equity. In such event, Landlord shall have no responsibility to attempt to relet the Premises or to apply any rentals received by Landlord as a result of any such reletting to Tenant's obligations hereunder, except that Landlord agrees to list or advertise the Premises for rent in any manner deemed reasonably prudent in Landlord's reasonable discretion, and the aggregate amount of all damages due to Landlord shall be immediately due and payable to Landlord upon demand.

                 (e) In the event that Landlord elects to take possession of the Premises and terminate Tenant's right to occupy the Premises without terminating this Lease, Tenant shall remain liable, and shall pay to Landlord, from time to time, on demand, any deficiency between the total Base Rental due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from another tenant(s) for the Premises, or portion thereof, during the remainder of the Lease Term ("Rental Deficiency"). In addition, Tenant shall be liable for and shall pay to Landlord, on demand, an amount equal to (i) the cost of recovering possession of the Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property located therein, (iii) the costs of reletting the Premises, or applicable portion thereof, and whether accomplished in one or more phases (including, without limitation, brokerage commissions), (iv) the cost of restoring the Premises to the same condition as they existed on the Commencement Date (reasonable wear and tear and any improvements hereafter made to the Premises with Landlord's approval, excepted)(v) the cost of collection of the rent accruing from any such reletting, (vi) the cost of collecting any sums billable to Tenant by Landlord hereunder, and (vii) any other sum of money or damages that may be owed to Landlord as a result of Tenant's default or the exercise of Landlord's rights at law or in equity. Landlord may file suit to recover any sums falling due under the terms hereof from time to time, and no delivery to or recovery by Landlord of any portion of the sums due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. Nothing contained herein shall be deemed to require Landlord to relet the Premises except that Landlord agrees to list or advertise the Premises for rent in any manner deemed reasonably prudent in Landlord's reasonable discretion. Any sums received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord hereunder, but in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above the Base Rental provided in this Lease to be paid by Tenant to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the Premises or applicable portion thereof, that Landlord may deem necessary or advisable. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

                 (f) In addition to the remedies set forth in Paragraph 25(b) of the Lease, upon the occurrence of any event or events of default by Tenant under the Lease with respect to which Landlord elects to either terminate the Lease, or without terminating the Lease, to terminate Tenant's possession of the Premises, Landlord shall be entitled to (i) receive a cash payment from Tenant on demand in an amount equal to all "Reimbursable Costs" (as defined below) which have not yet vested in Tenant, and (ii) terminate any remaining lease concessions which have not yet accrued under the Lease. As used herein, the term "Reimbursable Costs" shall mean the total of (i) the difference between the average rate of Base Rental payable by Tenant over the entire Lease Term and the rate of Base Rental payable by Tenant from the Commencement Date to the date of default; and (ii) the aggregate dollar amount which has been paid to or on behalf of Tenant under the Lease, including, without limitation, any brokerage commission which has been paid and/or is payable by Landlord in connection with the execution of the Lease. Since the Reimbursable Costs were incurred by Landlord in reliance upon Tenant fully performing Tenant's obligations under the Lease, Tenant hereby acknowledges that Landlord will be damaged, upon a default by Tenant, in an amount equal to the aggregate dollar value of the

Reimbursable Costs which have not yet vested in Tenant. Tenant shall vest as to Reimbursable Costs on a pro rata basis for each calendar month during the Lease Term for which Tenant has paid rent and is not otherwise in default hereunder. No vesting shall occur with respect to any month for which Tenant has not paid rent or in which Tenant is otherwise in default hereunder.

                 (g) This Paragraph 25 shall be enforceable to the maximum extent not \CV prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

                 (h) The occurrence of any of the following events (a "Landlord's Default") shall be deemed to be an event of default by Landlord under this Lease: (i) Landlord's failure to comply with any provision of the Master Lease or this Lease, and such failure shall continue for a period of ten
(10) business days after written notice of default is delivered to Landlord, provided that in the event such failure is of a nature that it cannot, with due diligence, be cured within ten (10) business days, it shall not constitute an event of default unless Landlord fails to proceed promptly with due diligence to cure the same, it being the intention of Landlord and Tenant that with respect to a failure not susceptible of being cured within ten (10) business days, the time within which Landlord shall have to cure the same shall be extended for such period as may be necessary for the curing thereof with the exercise of due diligence not to exceed twenty-five (25) days; (ii) Landlord takes any action to, or notifies Tenant or Master Landlord in writing that Landlord intends to file a petition under any section or chapter of the Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof or of the Cayman Islands, or a petition shall be filed against Landlord under any such statute, or Landlord or any creditor of Landlord notifies Tenant or Master Landlord in writing that it knows such a petition will be filed; or Landlord notifies Tenant or Master Landlord in writing that it expects such a petition to be filed; or (iii) a receiver or trustee shall be appointed for Landlord's leasehold interest under the Master Lease or for all or a substantial part of the assets of Landlord. Upon the occurrence of Landlord's Default, Tenant may, in addition to any other rights and remedies it may have under this Lease or at law, (A) pursue a suit against Landlord to recover all damages suffered as a result of such defaults;
(B) provided Tenant pays to Landlord in cash the applicable Termination Amount (hereinafter as defined), terminate this Lease upon ten (10) days' written notice to Landlord and the holder of the mortgage lien of which Tenant has received written notice, specifying that Tenant elects to terminate this Lease under this Section and specifying a date for termination of the Lease not to exceed one hundred and eighty (180) days from the date of such notice; or (C) at Tenant's option and without any obligation to do so, cure such Landlord's Default(s) on behalf of and at the expense of the Landlord and do all necessary work and make all necessary payments in connection therewith in Tenant's reasonable discretion to protect Tenant's leasehold interest and continued use and occupancy of the Premises for Tenant's intended purposes. The term "Termination Amount" for any period shall mean the amount for such period as set forth on Addendum 1.

         26. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained.

         27. Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 25(b) hereof, Tenant shall, throughout the entire holdover period, pay Rent equal to one hundred fifty percent (I 5 0%) of the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

         28. Subordination to Mortgage. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, consolidations, refinancing, and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Subject to the remaining provisions of this Paragraph 28, Master Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees within fifteen (15) business days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Notwithstanding the foregoing provisions of this Paragraph 28, if, at any time hereafter during the Lease Term, Master Landlord shall place a mortgage, deed of trust or other lien upon the Premises, and Tenant then occupies under this Lease at least a full floor of the Building, this Lease shall not be subject and subordinate to such mortgage, deed of trust or other lien; provided, however, that Tenant agrees to subordinate this Lease to such mortgage, deed of trust or other lien upon the receipt of a non-disturbance agreement from such mortgagee, deed of trust beneficiary or lienholder which shall be reasonably satisfactory to Tenant in form and content. If such non-disturbance agreement is in the form of Subordination, Non-disturbance and Attornment Agreement attached hereto as Exhibit "G". or shall contain terms and conditions no more adverse to Tenant than contained in the form attached as Exhibit "G", then such form of non-disturbance agreement shall be deemed reasonably satisfactory to Tenant.

         29. Estoppel Certificates. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in FULL force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rental and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default in particularity) and further stating such other matters as Landlord shall reasonably require. Tenant agrees to deliver such statement within ten (10) days after written request from Landlord. Landlord agrees that it will, within ten (10) business days of receipt of a written request therefor from Tenant, execute and deliver to such persons as Tenant shall request a statement in recordable form certifying as to certain factual matters with respect to this Lease and the Master Lease as Tenant shall reasonably require.

         30. Landlord's Lien. Landlord hereby waives its statutory rights under Section 54.021 et seq. of the Texas Property Code to a lien on Tenant's property.

         31. Attorneys' Fees. In the event either party files suit to enforce the performance of or obtain damages caused by a default under any of the terms of this Lease, the party against whom a judgment is rendered shall pay the prevailing party's reasonable attorneys' fees.

         32. No Implied Waiver. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

         33. Personal Liability. In no event shall Landlord or Tenant be liable to the other either for (a) any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever or (b) any consequential damages regardless of causation. With respect to tort claims against Landlord or Tenant, neither party shall be liable to the other or to any other person for any act or omission of the other party or of its agents or employees, negligent or otherwise, except for actual damages or costs incurred as a direct result of and caused directly by the willful misconduct or negligence of such other party (or of such other party's agents or employees) in circumstances in which Landlord or Tenant, as the case may be, is deemed to be liable at law for such acts or omissions. Nothing contained in the immediately preceding sentence shall ever be construed as creating liability in excess of that existing at law or, in any event, increasing the liability of Landlord or Tenant, under any theory or cause of action, however denominated, from that existing at law.

         34.     Landlord's Warranties, Representations and Covenants.
Landlord hereby certifies, represents, warrants, confirms, covenants and agrees with Tenant that:

                 (a) The Master Lease consists of the documents described on Addendum 2 attached hereto and incorporated herein, is in full force and effect, and has not been amended or modified except as specified on Addendum 2.

                 (b) The Master Lease and any modifications and amendments which are specified herein are a full and complete statement of covenants, agreements, terms and conditions between Master Landlord and Landlord with respect to the letting of the Master Premises, which includes but is not limited to the Premises, and that there are no other agreements between Master Landlord and Landlord with respect to the Master Premises or the Premises or the Master Lease.

                 (c) The primary term of the Master Lease commenced on July 1, 1993, and will end on August 31, 2001.

                 (d) Rents under the Master Lease have been duly and timely paid through March 31, 1996,

                 (e) All covenants, agreements, terms and conditions of the Master Lease which were to be performed or complied with by either Landlord or by Master Landlord relating to construction of improvements or the use of the Master Leased Premises have been satisfied and the improvements were fully and timely completed and have been approved and accepted by Master Landlord and Landlord.

                 (f) At the date hereof, there is no default under the Master Lease in the payment of rent or in the observance or performance of any other covenant, agreement, term or condition to be observed or performed by Master Landlord or Landlord, and that the undersigned has no knowledge of any state of facts or events which, with the passage of time or the giving of notice thereof, would constitute a default by Master Landlord or Landlord thereunder.

                 (g) The Landlord has no notice or knowledge of any conveyance of any of the Property including the Master Premises or any assignment of the Master Lease, or of any assignment, hypothecation or pledge of rents by Master Landlord or Landlord except as specified in Addendum 2.

                 (h) All construction with respect to the Master Premises and the Premises required by the Master Lease or any modification or amendment to the Master Lease specified herein, has been fully completed and has been accepted by the Master Landlord. Landlord is in actual occupancy and possession of the Master Premises.

                 (i) None of the following events have occurred prior to or as of the date hereof (a) the filing by or against Landlord of a petition in bankruptcy, insolvency, reorganization, or an action for the appointment of a receiver or trustee; (b) the making of an assignment for the benefit of creditors; or (c) the inability of the Landlord to pay its debts as they become due and payable.

                 (j) Landlord entered into or assumed its obligations under the Master Lease upon good and sufficient authority, and the person or persons executing the Master Lease on behalf of Landlord was authorized and empowered to do so.

                 (k) By the execution of this Lease, Landlord agrees that without Tenant's prior written consent, Landlord agrees not to:

                          (i)     modify, amend or in any manner alter the
terms of the Master Lease if such a modification, amendment or alteration would materially affect the Premises, this Lease, or any of Tenant's obligations or liabilities under this Lease;

                          (ii)    waive performance or release the Master
Landlord from any of its obligations, duties, covenants and agreements under the Master Lease with respect to the Master Premises or which would materially affect the Premises or Tenant's rights or obligations under this Lease; or

                          (iii)   cause or accept any surrender or termination
of the Master Lease or of the leasehold estate or any portion thereof created thereby with respect to the Premises or which would materially affect the Premises

                 (l) Notwithstanding anything to the contrary in the Master Lease or any modifications or amendments thereto, the Landlord agrees that Landlord shall give to you copies of all written notices which Landlord receives from Master Landlord or gives to Master Landlord specifying the occurrence and nature of any default under the Master Lease.

                 (m) Notwithstanding anything herein to the contrary, Tenant shall not have any obligations under the Master Lease.

         35. Notice. Any notice in the Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postage prepaid and certified and addressed to the party to be notified, with return receipt requested, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Notice deposited in the mail in the manner herein above described shall be effective from and after the expiration of three (3) calendar days after it is so deposited.

         36. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         37. Recordation. Tenant agrees not to record this Lease or any memorandum hereof

         38. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

         39. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, then such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, litigation brought by third parties to enjoin Landlord's or Tenant's activities at the Building, or any other cause whatsoever beyond the control of such party.

         40. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of either Landlord or Tenant, time is of the essence of this Lease.

         41. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations under the Master Lease; provided, however, Landlord shall not be released from any liability hereunder.

         42. Transfers by Tenant. Except as provided in Paragraph 16 of this Lease, Tenant shall not transfer, convey, mortgage, pledge, hypothecate, or encumber Tenant's leasehold interest hereunder or grant any license, concession, or other right to occupancy of any portion of the Premises without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion. The prohibitions specified in this Paragraph 42 shall be construed to include, without limitation, any such prohibited transfers occurring by operation of law. Any attempt by Tenant to accomplish a transfer prohibited by the provisions of this Lease, without having obtained the prior written consent of Landlord thereto shall be void and of no force or effect and may, at the option of Landlord, constitute a material default hereunder.

         43. Commissions. In connection with the negotiation and execution of this Lease, Landlord agrees to pay, for the benefit of Tenant, a commission to Davidson Conine Realty Advisors, Inc., pursuant to a separate written agreement by and between Landlord and such party. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any other commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

         44. Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been consented to and approved by Master Landlord in writing.

         45. Entire Agreement. This Lease embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto with regard thereto other than those specifically set forth herein.

         46. Receipt of Premises. The occupancy of the Premises by Tenant shall constitute the acknowledgment and agreement of Tenant that Tenant is fully familiar with the physical condition of the Premises, that Tenant has received the same in good order and condition, and that the Premises comply in all respects with the requirements of this Lease and are suitable for the purposes for which the Premises are hereby leased. In that regard, Landlord hereby disclaims, and Tenant hereby waives, any warranty of suitability with respect to the Premises.

         47. Merger of Estates. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (i) either terminate all or any existing subleases or subtenancies, or (ii) assume Tenant's interest in any or all subleases or subtenancies.

         48. Waste Management. Without limiting its obligations under this Lease, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, the disposal of which is not otherwise the express obligation of Landlord under this Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with Waste Management Requirements applicable to Master Landlord (i) as owner of the Premises and
(ii) applicable to Landlord in performing Landlord's obligations under this Lease, if any. Tenant further covenants and agrees to comply with all rules and regulations established by Master Landlord to enable Master Landlord from time to time to avail itself of the lowest rate available for the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant which rules and regulations shall be of general applicability to all tenants of the Building. Tenant covenants and agrees to indemnify, defend, protect and hold Landlord harmless [in accordance with Paragraph 20] from and against all liability (including costs, expenses and attorney fees) that Landlord may sustain by reason of Tenant's breach of its obligations under this Paragraph
48. Tenant's obligations under this Paragraph 48 shall survive the termination of this Lease.

         49. Americans with Disabilities Act and Texas Architectural Barriers Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law 101 336 (July 26, 1990)) and the Texas Architectural Barriers Act (Article 9102, Tex. Rev. Civ. St. (I 99 1)) applicable to the Premises and applicable to the Building and Property to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for making any accommodations or alterations which need to be made to the Premises to accommodate Tenant's employees, customers and invitees. Furthermore, Tenant acknowledges that it shall be wholly responsible for making any additional accommodations or alterations which need to be made to the Building or the Property solely to accommodate Tenant's employees, invitees and customers. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of Tenant's failure to fulfill its aforesaid responsibilities regarding making such accommodations and alterations. Except as aforesaid, Tenant shall not be responsible for compliance with either of such Acts outside of the Premises. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under either such Act and any provision of the Lease which could arguably be construed as authorizing a violation of either Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.

         50. Environmental Survey. Tenant hereby acknowledges that (i) Landlord has provided Tenant with the results of a Survey for Asbestos-Containing Materials on floors 8-11 of Two Lincoln Centre ("Survey") in the form of a letter dated March 10, 1993 from Law Engineering to Metropolitan Life Insurance Company ("MetLife"), (ii) neither Landlord nor MetLife have made any representations or warranties regarding such Survey or letter, and (iii) any reliance by Tenant on such Survey or letter is at Tenant's sole risk.

         51.     Representations and Warranties.

                 (a) Landlord and Tenant warrant and represent to each other that this Lease is binding contract.

                 (b) Tenant hereby represents and warrants to Landlord that Tenant is duly authorized to transact business in the State of Texas.

                 (c) Landlord hereby represents and warrants to Tenant that Landlord is duly organized and validly existing under the laws of the Cayman Islands and is duly authorized to transact business in the State of Texas.

         52. Exhibits and Addendum. The following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit "A"      Legal Description
Exhibit "B"      Floor Plan
Exhibit "C"      Schedule of Base Rental Payments
Exhibit "D"      Payment of Excess Basic Costs
Exhibit "E'      Rules and Regulations
Exhibit "E-1"    Interpretation of Specific Rules & Regulations
Exhibit "F"      Parking
Exhibit "G"      Subordination, Non-disturbance and Attornment Agreement
Exhibit "H"      Minimum Janitorial Specifications
Addendum 1       Termination Amount

                           [SIGNATURES INTENTIONALLY
                              APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Address:                                   LANDLORD:
Mr. John J. Mika                           SANTA FE INTERNATIONAL CORPORATION,
Mice President -                           (formerly known as Santa Fe Drilling Co.)
Corporate Affairs                          a Cayman Islands corporation, authorized to do
Santa Fe International Corporation         business in the State of Texas
Two Lincoln Centre
Suite 1100                                 By:
                                              -------------------------------
5420 LBJ Freeway                           Name:
                                                -----------------------------
Dallas, TX 75240-2648                      Title:
                                                 ----------------------------

Address:                                   TENANT:
Physician Reliance Network, Inc.
8115 Preston Road                          PHYSICIAN RELIANCE NETWORK, INC.,
Suite 300, LB 11                           a Texas corporation
Dallas, TX 75225

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                  EXHIBIT "A"

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                               LEGAL DESCRIPTION

         Being a tract of land situated in the Isaiah Park Survey, Abstract No. 1144, Dallas County, Texas and being part of the City of Dallas Block 7000, and being more particularly described as follows:

         BEGINNING at the intersection of the South line of IH-635 (variable width) and the West line of Noel Road (60 ft. R. O.W.); Thence along said West line of Noel Road and along a circular curve to the right having a beginning tangent bearing of South 25' 53' 11" East, a central angle of 25' 5741", a radius of 50.00 ft., a tangent length of 11.53 ft. and an arc length of 22.66 ft. to the end of said circular curve to the right; Thence South 00' 04'30" West along said West line of Noel Road a distance of 691.65 ft. to the True Point of Beginning;

         THENCE South 00' 04'30" West continuing along said West line of Noel Road a distance of 23 5.3 3 ft. to a point for a comer;

         THENCE North 89' 55'30" West leaving said West line of Noel Road a distance of 241.80 ft. to a point for a comer;

         THENCE South 000 0413011 West a distance of 15.30 ft. to a point for a comer;

         THENCE North 890 5513011 West a distance of 36.76 ft. to a point for a comer;

         THENCE South 000 04'30" West a distance of 38.41 ft. to a point for a comer;

         THENCE North 890 5513011 West a distance of 57.00 ft. to a point for a comer;

         THENCE North 000 04'30" East a distance of 6.3 ft. to a point for a comer;

         THENCE North 890 5513011 West a distance of 28.14 ft. to a point for a comer;

         THENCE South 00 04'30" West a distance of 7.5 ft. to an iron rod for a comer;

         THENCE North 890 55'30" West a distance of 16.2 ft. to an iron rod for a comer;

         THENCE North 00 04130" East a distance of 7.5 ft. to an iron rod for a comer;

EXHIBIT "A" TO OFFICE SUBLEASE AGREEMENT- Page 1

         THENCE North 890 55130" West a distance of 191.5 ft. to an iron rod for a comer;

         THENCE South 00' 04'30" West a distance of 18.0 ft. to a point for a comer;

         THENCE North 890 55130" West a distance of 82.0 ft. to a point for a comer;

         THENCE North 00' 04'30" East a distance of 24.5 ft. to a point for a comer;

         THENCE North 89' 55'30" West a distance of 32. 10 ft. to a point for a comer;

         THENCE North 000 04130" East a distance of 3 1.00 R. to a point for a comer;

         THENCE North 890 55'30" West a distance of 157.5 ft. to a point for a comer;

         THENCE South 00 04'30" West a distance of 13.4 ft. to an iron rod for a comer;

         THENCE North 89' 55'30" West a distance of 27.6 ft. to an iron rod for a comer;

         THENCE North O' 04' 3 0" East a distance of 13.4 ft. to an iron rod for a comer;

         THENCE North 890 55'30" West a distance of 100.29 ft. to an iron rod for a comer;

         THENCE South 00' 04'30" West a distance of 135.38 ft. to a point for a comer;

         THENCE South 73' 05'00" West a distance of 86.27 R. to a point in the East line of a 100 ft. Dallas Power & Light company R.O.W. for a comer;

         THENCE North 16' 55'00" West along said East line of 100 ft. Dallas Power & Light Company R.O.W. a distance of 465.82 ft. to a point for a comer;

         THENCE South 89' 55'30" East a distance of 562.31 R. to a point for a comer;

         THENCE North 30' 04'30" East a distance of 57.58 ft. to a point for a comer;

         THENCE South 89' 55'30" East a distance of 62.95 ft. to a point for a comer;

         THENCE South 30' 04'30" West a distance of 57.58 ft. to a point for a comer;

         THENCE South 89' 55'30" East a distance of 294.93 ft. to a point for a comer;

         THENCE South 00' 04'30" West a distance of 39.65 ft. to a point for a comer;

THENCE South 890 55130" East a distance of 269.33 ft. to the True Point of Beginning and containing 8.0410 Acres (350,266 sq. ft.) of land.

EXHIBIT "A" TO OFFICE SUBLEASE AGREEMENT- Page 2

                                  EXHIBIT "B"

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                                   FLOOR PLAN

EXHIBIT "B" TO OFFICE SUBLEASE AGREEMENT- Page I

                                  EXHIBIT "C"

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                        SCHEDULE OF BASE RENTAL PAYMENTS

April 1, 1996 through December 31, 1996                     -0-

January 1, 1997 through February 28, 1997                   $ 47,080.00 per month

March 1, 1997 through August 31, 1997                       $ 74,395.50 per month

September 1, 1997 through August 31, 1998                   $104,283.42 per month

September 1, 1998 through August 31, 1999                   $112,528.42 per month

September 1, 1999 through August 31, 2000                   $118,025.08 per month

September 1, 2000 through August 31, 2001                   $126,270.08 per month

EXHIBIT "C" TO OFFICE SUBLEASE AGREEMENT- Page I

                                  EXHIBIT "D'

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                         PAYMENT OF EXCESS BASIC COSTS

         1. Basic Costs. The Base Rental payable hereunder shall be adjusted from time to time in accordance with the following provisions:

         (a) Tenant's Base Rental is based, in part, upon the estimate that annual "Basic Costs" (as hereinafter defined) will be equal to the "Expense Stop". During the Lease Term, Tenant shall pay as an adjustment to Base Rental hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of Basic Costs per square foot of Rentable Area in the Building over the Expense Stop. Landlord may collect such additional Base Rental in arrears on a yearly basis. If Master Landlord requires Landlord to pay a monthly payment of Base Rental adjusted in accordance with an estimate of the Excess under the Master Lease, Landlord shall also have the option to make a good faith estimate of the Excess from time to time for each upcoming calendar year (or remainder thereof, if applicable) and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 2 below when Basic Costs are available for such calendar year.

         (b) "Basic Costs" shall mean all direct and indirect costs and expenses of Master Landlord in each calendar year of operating, maintaining, repairing, managing and owning the Building and the Property plus all operating costs of the Exterior Common Areas (below defined). Basic Costs shall not include the cost of capital improvements, depreciation, interest, lease commissions, and principal payments on mortgage and other non-operating debts of Master Landlord, other specific costs billed to a specific tenant or tenants for which Master Landlord is reimbursed by such tenant or tenants as an additional charge or rental over and above the base rental payable under the lease(s) with such tenant(s), and over and above any such tenant(s) pro rata share of Basic Costs, costs to construct tenant leasehold improvements and sales taxes related thereto, legal fees relating to pursuing remedies against tenants and advertising and promotional expenses (however, Basic Costs may include the expense of providing and circulating tenant newsletters, etc.). Basic Costs shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Basic costs, or which are required by governmental authorities. "Exterior Common Areas" shall mean that portion of the Property (and other tracts of real property comprising the multi-building project in the event the Building is

EXHIBIT "D" TO OFFICE SUBLEASE AGREEMENT - Page 1 located in such a project) which are not located within the Building (or other building in a multi-building project) and which are provided and maintained for the common use and benefit of Master Landlord and tenants of the Building (or multi-building project) generally and the employees, invitees and licensees of Master Landlord and such tenants; including without limitation, all parking areas enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas. The prorated portion of maintenance costs relative to the lake located adjacent to the Building shall be included in Basic Costs in common with the tenants of the "Balance of Lincoln Centre." As used herein, the term "Balance of Lincoln Centre" shall mean the balance of the land located between LBJ Freeway, the Dallas North Tollway, Harvest I-Ell Lane, and Noel Road.

         2. Procedure. The following additional provisions shall apply to Paragraph I of this Exhibit "D":

                 (a) By April 15 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a copy of Master Landlord's statement of Basic Costs for the previous calendar year. If for any calendar year additional Base Rental was collected for the prior year, as a result of Landlord's estimate of Basic Costs, in excess of the additional Base Rental due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against rentals due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year. In no event shall Basic Costs per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less than the amount of Base Rental for the applicable period (before adjustment) specified in this Lease.

                 (b) Tenant, at its expense, shall have the right no more frequently than once per calendar year, following forty (40) days' prior written notice to Landlord, to cause Landlord to audit Master Landlord's books and records relating to Basic Costs (and Landlord shall reimburse Tenant for the cost of any such audit if such audit reveals to Landlord's satisfaction that Master Landlord's statement of Basic Costs exceeds actual Basic Costs by greater than ten percent (10%) ); or at Landlord's sole discretion, Landlord will provide such audit at Landlord's expense prepared by an independent certified public accountant.

                 (c) Notwithstanding any language in the Lease or in this Exhibit "D" seemingly to the contrary, Master Landlord may, at Master Landlord's sole election, determine and estimate Basic Costs for any calendar year within the Lease Term by increasing the variable components of Basic Costs to the amount which Master Landlord projects would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during all of the applicable calendar year, provided, however, that for such purposes, the "variable components" shall be limited to costs of utilities, janitorial and cleaning expenses, and elevator maintenance costs. In such event, the term "Basic Costs", as used in this Exhibit "D" and in the Lease, shall include (i) the actual Basic Costs incurred during any portion of such calendar year in which the Building

EXHIBIT "D" TO OFFICE SUBLEASE AGREEMENT - Page 2 is occupied to the extent ninety-five percent (95%) or more of the Rentable Area therein plus (ii) the Basic Costs which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof during the portion of that calendar year in which the actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area therein; and Master Landlord shall have the option of making such estimate in advance for any upcoming calendar year. In the event Master Landlord exercises its option to make such estimate, Landlord shall notify Tenant promptly after Landlord receives notice of same and shall provide Tenant with a copy of all notices and other documents received by Landlord with respect to same.

         (d) For the purpose of establishing the Basic Costs for 1996 in order to establish Tenant's Expense Stop, the variable components of Basic Costs shall be increased to the amount which Master Landlord projects would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein during all of 1996, provided, however, that for such purposes, the "variable components" shall be limited to costs of utilities, janitorial and cleaning expenses, and elevator maintenance costs. In such event, the term "Basic Costs for 1996", as used in this Exhibit "D" and in the Lease, shall include (i) the actual Basic Costs incurred during any portion of 1996 in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Rentable Area therein plus (ii) the Basic Costs which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof during the portion of 1996 in which the actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area therein.

         (e) In the event that the Lease Term commences on a day other than January I or terminates on a day other than December 3 1, the Excess for that part of the first (1st) calendar year or last calendar year during the Lease Term shall be determined as follows:

         (i) The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

         (ii) The Excess, if any, for the applicable partial calendar year shall then be the amount by which (A) actual Basic Costs per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (B) the Expense Stop, as prorated pursuant to the provisions of this Subparagraph 2(e).

         (iii) With respect to a proration for the first (1st) calendar year and in the event that Landlord's estimate of the Basic Costs to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this Subparagraph 2 (e), Landlord may, upon thirty (3 0) days' prior written notice to Tenant, require the monthly payments of Base Rental occurring during such partial calendar year to be adjusted in accordance with such estimate.

EXHIBIT "D" TO OFFICE SUBLEASE AGREEMENT - Page 3

         (iv) The provisions of this Exhibit I'D" shall survive the termination of the Lease Term.

EXHIBIT "D" TO OFFICE SUBLEASE AGREEMENT - Page 4

                                  EXHIBIT "E"

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                            AS MASTER LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                             RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the LEASED premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

         2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

         3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Master Landlord in its discretion. Building standard suite identification signs will be prepared by Master Landlord at Tenant's expense. Master Landlord shall have the right to remove all unproved signs without notice to Tenant, at the expense of Tenant.

         4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

         5. Master Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

         6. A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Master Landlord on such conditions as Master Landlord shall require.

         7.      Corridor doors, when not in use, shall be kept closed.

EXHIBIT "E" TO OFFICE SUBLEASE AGREEMENT - Page 1

         8. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Master Landlord's written approval must be obtained for any delivery after normal working hours.

         9. Each Tenant shall cooperate with Master Landlord's employees in keeping their leased premises neat and clean.

         10. Tenants shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

   11.     No animals shall be brought into or kept in or about the Building.

         12. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively.

         13. No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on the leased premises without the prior written consent of Master Landlord, nor shall a tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

         14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

         15. No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by Master Landlord.

         16. Master Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

         17. No food and/or beverages shall be distributed from Tenant's office without the prior written approval of the Building manager.

         18. No additional locks shall be placed upon any doors without the prior written consent of Master Landlord. All necessary keys shall be furnished by Master Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Master Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the leased premises by Master Landlord. No duplicates of such keys shall be made by Tenants. Additional keys shall be obtained only from Master Landlord, at a fee to be determined by Master Landlord.

         19. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Master Landlord's or Landlord's access will be for Tenant's account. The lighting and air

E)HIBIT "E" TO OFFICE SUBLEASE AGREEMENT - Page 2 conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

         20. Tenant shall comply with parking rules and regulations as may be posted or distributed from time to time.

         21. No portion of the Building shall be used for the purpose of lodging rooms.

         22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by a Tenant.

         23. Prior written approval, which shall be at Master Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever. Master Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved fighting, without notice to Tenant, at Tenant's expense.

         24. No Tenant shall make any changes or alterations to any portion of the Building without Master Landlord's prior written approval, which may be given on such conditions as Master Landlord may elect. All such work shall be done by Master Landlord or by contractors and/or workmen approved by Master Landlord, working under Master Landlord's supervision.

         25. Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

         26. Master Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

EMMIT "E" TO OFFICE SUBLEASE AGREEMENT - Page 3

                                 EXHIBIT "E-1"

                                       TO

                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                INTERPRETATION OF SPECIFIC RULES AND REGULATIONS

         1. With respect to Rule No. 7 of Exhibit "E" ' such rule shall be construed as applying only to those portions of the Premises which are located on floors which have space leased to another tenant or tenants.

         2. With respect to Rule No. 8 of Exhibit "E", Landlord's written approval shall not be unreasonably withheld.

         3. With respect to Rule No. 13 of Exhibit "E" such rule shall not be construed as prohibiting typical office machines such as computers and copiers; provided, however, that such equipment shall be nevertheless subject to applicable floor load requirements. Such rule is also intended to prohibit tenants from keeping inflammable and explosive materials in the Building and shall not be construed as to prohibit Tenant from keeping a nonflammable artificial Christmas tree without lights or other illuminating items on the Premises (unless such lights are approved by Underwriter's Laboratories). Current applicable fire codes and laws prohibit the use of space heaters in buildings, and, to the extent use of space heaters are permitted by applicable fire codes and laws and the Premises are designed for use of space heaters, this rule shall not be construed as to prohibit Tenant from using the same in accordance with such codes and laws and the provisions of this Lease, including without limitation, Paragraph 12. The rule shall also not be construed as to prohibit Tenant from using small desk-top fans in accordance with applicable codes and laws.

         4. With respect to Rule No. 15 of Exhibit "E" ' Landlord shall not unreasonably withhold its consent to the use of hardware typically used to hang bulletin boards, works of art, framed diplomas and certificates and similar furnishings, provided that such hardware does not affect the mechanical, electrical or plumbing systems or the structural integrity of the Building.

         5. With respect to Rule No. 17 of Exhibit "E", no approval from the Building management shall be required for obtaining or preparing any food to be consumed within the Premises by employees or business invitees of Tenant; no food and/or beverages are to be sold to persons outside of the Premises.

         6. With respect to Rule No. 18 of Exhibit "E" I if Tenant desires to have Landlord place locks on interior doors, Landlord's consent shall not be unreasonably withheld and Landlord shall retain keys for all doors within the Premises. Landlord agrees that additional keys for the interior and exterior doors to the Premises shall be obtained only from Landlord at a reasonable fee based on Landlord's cost of producing such keys.

EXHIBIT "E- 1 " TO OFFICE SUBLEASE AGREEMENT - Page 1

         7. With respect to Rule No. 22 of Exhibit "E", Landlord agrees that such rule shall not apply to vending machines or dispensing machines in Tenant's employee lunch rooms.

         8. With respect to Rule No. 23 of Exhibit "E", Landlord's approval for the installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever, shall not be unreasonably withheld; however, Landlord's disapproval shall not be deemed to be unreasonable if such window treatment requested would be substantially different from typical window treatments in the Building.

         9. With respect to Rule No. 24 of Exhibit "E" ' Landlord shall not unreasonably withhold its consent with respect to any alteration to the Premises which (a) costs $10,000.00 or less, (b) does not involve work above the ceiling in the Premises or any other part of the Building, and (c) does not affect, in any way, the mechanical, electrical, plumbing and/or structural components of the Building. Any contractor or contractors employed by Tenant to complete such alterations must be approved by Landlord in writing prior to the commencement of such alterations and such consent may be granted or withheld in Landlord's sole discretion.

         10. With respect to Rule No. 25 of Exhibit "E", Tenant shall not be required to provide plexiglass or other pads for all chairs mounted on rollers and casters which have been designed to be utilized on carpet.

         11. With respect to Rule No. 26 of Exhibit "E", Landlord agrees that any changes to the Rules and Regulations shall be generally applicable to all tenants of the Building.

         12. With respect to Rule No. 11 of Exhibit "E", such rule shall be construed so as to except guide dogs or similar support animals accompanying persons who are physically disabled.

EXHIBIT "E- I" TO OFFICE SUBLEASE AGREEMENT - Page 2

                                  EXHIBIT "F"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                  AS LANDLORD
                                      AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                                    PARKING

         This Exhibit "F" ("Parking Exhibit") describes and specifies Tenant's non-exclusive right to use one hundred forty-five (145) unreserved parking spaces and five (5) reserved parking spaces as adjusted pursuant to Paragraph 7 of this Exhibit "F" (collectively, the "Spaces") located on such levels inside the Building's east and west parking garage ("Parking Garage") as set forth on
Schedule 1 attached to this Parking Exhibit and incorporated herein by reference, all upon the terms and conditions set forth below.

         1. Definitions. The terms which are defined in the Lease shall have the same meaning in this Parking Exhibit.

         2. Grant and Rental Fee. Provided no event of default has occurred and is continuing under the Lease, Tenant shall be permitted the non-exclusive use of the Spaces during the Lease Term at such monthly rates (together with any applicable tax thereon) and subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord or the manager of the Parking Garage, as applicable, and charged or applicable to patrons of the Parking Garage for spaces similarly situated therein. Notwithstanding the aforesaid, Tenant shall be permitted the nonexclusive use of the Spaces during the primary Lease Term at no charge.

         3. Risk. All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces pursuant to this Agreement.

         4. No Bailment. It is further agreed that this Parking Exhibit shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

EXHIBIT "F TO OFFICE SUBLEASE AGREEMENT - Page 1

         5. Rules and Regulations. In its use of the Spaces, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as Exhibit "E") applicable thereto, and any rules and regulations promulgated by Landlord or the manager of the Parking Garage, as applicable, as the same may be amended from time to time. Upon the occurrence of any breach of such rules Landlord shall notify Tenant of such breach and shall give Tenant a reasonable opportunity to cure. If Tenant fails to cure such breach within 10 days, Landlord may restrict Tenant's access to the Parking Garage until the breach has been cured.

         6. Access. Landlord shall be entitled to utilize whatever access device Master Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only those persons leasing spaces in the Parking Garage are using the parking spaces therein. Master Landlord currently limits access to the Parking Garage through the use of a parking entry card system, the cards for which shall be provided by Landlord. These cards are different from and do not, without a specific request from Tenant, entitle the holder thereof to an after-hours entry card to the Building (pursuant to the terms of Paragraph 6(f)). Landlord agrees to provide to Tenant one hundred fifty (I 5 0) parking entry cards at no cost to Tenant. Tenant further agrees to surrender all parking entry cards in its possession upon the expiration or earlier termination of this Lease. Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware. Tenant shall promptly notify Landlord of any lost or stolen cards. Tenant shall pay Landlord for each additional card(s) or for each replacement card(s) for any card(s) lost by or stolen from Tenant, in such amount as Landlord shall, from time to time determine, but in no event to exceed Landlord's actual cost of replacing such card(s). Tenant acknowledges that the parking entry card may also be the same as the master entry card used for access to the Building during other than normal business hours, and to the extent the cards are the same, agrees that the provisions of Paragraph 6(f) of the Lease shall also be applicable and in the event of a conflict with the provisions of this Parking Exhibit, the provisions of Paragraph 6(f) shall control. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garage's spaces, Landlord shall notify Tenant and give Tenant an opportunity to take corrective action. If Tenant fails to resolve the problem within 24 hours, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default hereunder and under the Lease, entitling Landlord to all of its rights and remedies hereunder and thereunder.

         7. West Garne If and when Landlord no longer requires any reserved or unreserved parking spaces in the west garage portion of the Parking Garage, Landlord will provide Tenant the right to utilize any such parking spaces in exchange for a similar number of Tenant's parking spaces in the east garage. 1 In such event, such exchange shall commence and be effective upon the execution and delivery of Landlord and Tenant amendment to the Lease evidencing such exchange of parking spaces

EXHIBIT "F TO OFFICE SUBLEASE AGREEMENT - Page 2

                                   SCHEDULE 1

                                       TO
                                  EXHIBIT "F"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                                  EAST GARAGE
                                  (Unreserved)

                                  EXHIBIT "G"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

         THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Schedule I attached hereto. The terms "Tenant", "Master Landlord", "Landlord", "Beneficiary", "Master Premises", "Premises", "Master Lease" and "Lease", "Property", "Loan", "Note", and "Mortgage" are defined in that certain Sublease dated , 1996, by and between SANTA FE INTERNATIONAL CORPORATION, as Landlord, and PHYSICIAN RELIANCE NETWORK, INC., as Tenant. The terms I" "Note", and "Mortgage" are defined on
Schedule 2 hereto. "Beneficiary", "Property", 'Loan , This Agreement is entered into with reference to the following facts:

         A. Master Landlord and Landlord have entered into the Master Lease covering the Master Premises.

  B.      Landlord and Tenant have entered into a Lease covering the Premises.

         C. Beneficiary has agreed to make the Loan to Master Landlord to be evidenced by the Note, which Note is secured by the Mortgage covering the Property, provided that the Lease and the Master Lease are subordinate to the lien of the Mortgage.

         D. For the purposes of completing the Loan, the parties hereto desire expressly to acknowledge the subordination of the Lease to the lien of the Mortgage, it being a condition precedent to Beneficiary's obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

         E. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease and provided further

EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 1 that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby acknowledges and agrees that the Lease and the leasehold estate created thereby and ALL of the Tenant's rights thereunder are and shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof

         2. Acknowledizment and Agreement by Tenant. Tenant acknowledges and agrees that:

                 (a) Beneficiary would not make the Loan without this Agreement;

                 (b) It acknowledges the Mortgage and the agreements evidencing and securing the Loan; and

                 (c) Beneficiary, in making any disbursements to Master Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Master Landlord for purposes other than improvement of the Property.

                 (d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

                          (i)     until it has given written notice of such act
or omission to Beneficiary; and

                          (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

                 (e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 2

                 (f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

                 (g) It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

                 (h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

         3. Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee's power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

                 (a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants, or conditions of the Lease, the Lease shall continue in full force and effect, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease; provided however, that Beneficiary, or any purchaser at a trustee's or sheriff s sale or any successor owner of the Property shall not be:

                          (i)     liable for any act or omission of a prior
landlord (including Landlord); or

                          (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

                          (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

                          (iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary.

                 (b) New Lease. Upon the written request of either Beneficiary or Tenant given to the other at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any

EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 3 unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

                 (c) Beneficiary shall have no responsibility to provide (or liability for not providing) any additional space for which Tenant has any option or right under the Lease where a conflict exists between the provisions of the Lease and the provisions of any other lease affecting the Property regarding such additional space unless Beneficiary at its option elects to provide the same and Tenant hereby releases Beneficiary from any obligation it may otherwise have to provide the same, and agrees that Tenant shall have no right to cancel the Lease, abate rent or assert any claim against Beneficiary as a result of the failure to provide any option space.

                 (d) Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

         4. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease, acknowledges and agrees for itself and its heirs, successors, and assigns, that:

                 (a) This Agreement does not constitute a waiver by Beneficiary of any of its rights under the Mortgage;

                 (b) The provisions of the Mortgage remain in full force and effect; and

                 (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in this Agreement.

         5. No Obligation of Beneficiary. Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion right contained in the Lease.

         6. Notice. All notices hereunder to Beneficiary shall be deemed to have been fully given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Schedule 2 attached hereto (or at such other address AS shall be given in writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.

         7.      Miscellaneous.

                 (a) This Agreement supersedes any inconsistent provision of the Lease.

EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 4

                 (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the mortgage.

                 (c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                 (d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease and Beneficiary is hereby released and relieved of any other obligation hereunder or under the Lease.

                 (e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred.

                 (f) This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

                 [SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE]

EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 5

         IN WITNESS WHEREOF, the parties executed this Subordination, Non-Disturbance, and
               Attornment Agreement as of the __day of ___. 19__.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF TIES SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.


                                        BENEFICIARY:

                                        a
                                        By:
                                        Name:
                                        Title:
                                        TENANT:
                                        PHYSICIAN RELIANCE NETWORK, INC.,
                                        a
                                        By:
                                        Name:
                                        Title:
                                        LANDLORD:
                                        ---------
                                        SANTA FE INTERNATIONAL CORPORATION,
                                        a Cayman Islands corporation
                                        By:
                                        Name:
                                        Title:


EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT - Page 6

                                   SCHEDULE 1

                                       TO
                                  EXHIBIT "G"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                               LEGAL DESCRIPTION
                                [TO BE ATTACHED]

SCHEDULE I TO EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT- Page 1

                                   SCHEDULE 2

                                       TO
                                  EXHIBIT "G"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

                                 DEFINED TERMS
                                [TO BE ATTACHED]

SCHEDULE 2 TO EXHIBIT "G" TO OFFICE SUBLEASE AGREEMENT- Page I

                                  EXHIBIT "H"

                                       TO
                       OFFICE SUBLEASE AGREEMENT BETWEEN
                      SANTA FE INTERNATIONAL CORPORATION,
                                AS LANDLORD, AND
                       PHYSICIAN RELIANCE NETWORK, INC.,
                                   AS TENANT

JANITORIAL SPECIFICATIONS

The following cleaning services shall be provided five (5) days weekly (Normal Business Holidays excepted):

A.       OFFICE LEASE.

         1. Empty all waste receptacles and remove waste paper and rubbish from the Premises nightly; wash receptacles as necessary.

         2. Empty and clean all ash trays nightly; screen all sand urns nightly and supply and replace sand as necessary.

         3. Vacuum all rugs and carpeted areas in offices, lobbies, and corridors nightly.

         4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, and all other horizontal surfaces nightly, and window sills weekly and wash window sills as necessary.

         5. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions weekly.

         6.      Clean all public water coolers nightly.

         7.      Sweep all private stairways nightly; vacuum if carpeted.

         8. Check all stairwells throughout the entire Building and keep in clean condition, as required.

         9.      Damp mop spillage in office and public areas as required.

B.       TOILETS.

         1.      Damp mop floors nightly.

         2.      Scrub floors as necessary.

         3.      Clean all mirrors, bright work and enameled surfaces nightly.

EXHIBIT "H" TO OFFICE SUBLEASE AGREEMENT - Page I

         4. Wash and disinfect all basins, urinals, and bowls nightly, removing stains and cleaning the undersides of rim of urinals and bowls.

         5. Wash both sides of all toilet seats with soap and water or disinfectant nightly.

         6. Damp wipe nightly with disinfectant all partitions, tile walls and outside surface of all dispensers and receptacles as needed.

         7. Empty and sanitize all receptacles and sanitary napkin disposals nightly; thoroughly clean and disinfect at least once per week.

 8.      Fill toilet tissue, soap, towel, and sanitary napkin dispensers daily.

         9. Vacuum all louvers, ventilating grills and dust light fixtures monthly.

C.       FLOORS.

         1. Ceramic tile, marble or terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

         2. Asphalt, vinyl, rubber or other composition floors and bases to be cleaned nightly.

         3.      Tile floors in office areas will be buffed as needed.

         4. All tile floors stripped, machine cleaned and rewaxed semi-annually.

         5.      All carpeted areas and rugs to be vacuum cleaned nightly.

         6. Carpet shampooing will be performed at Tenant's request and billed to Tenant at Landlord's contractor's reasonable cost thereof.

D.       GLASS.

         1. Clean all perimeter windows, inside and outside, as required, but in no event less than two (2) times per year with respect to outside windows and one (1) time per year with respect to inside windows.

         2. Spot clean glass entrance doors and adjacent glass panels nightly.

         3.      Spot clean partition, glass and interior glass doors nightly.

E.       HIGH DUSTING (Quarterly).

         1. Dust and wipe clean all closet shelving when empty and sweep carpet or dry mop all floors in closets if such are empty.

         2. Dust all picture frames, charts, graphs and similar wall hangings.

EXHIBIT "H" TO OFFICE SUBLEASE AGREEMENT - Page 2

         3. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

         4. Damp dust or vacuum all ceiling air conditioning diffusers, wall grill, registers and other ventilating louvers.

         5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

F.       DRAPERIES.

         1. Spot clean all blinds as required with a full dusting of the blinds no less often than three (3) times a year.

         2. Cleaning of individual pairs of draperies will be performed at Tenant's request and billed to Tenant at Landlord's contractor's reasonable cost thereof.

G.       DAY SERVICE.

         1. At least twice during the day check men's washrooms for toilet tissue replacement.

         2. At least twice during the day check ladies' washrooms for toilet tissue and sanitary napkin replacement.

         3. Supply toilet tissue, soap and towels in men's and ladies' washrooms and sanitary napkins, sanitary napkin disposal units and coin dispensers in ladies' toilets.

H.       GENERAL.

         1. Where "as needed", "as necessary", or "as required" is used in this janitorial specification, the Landlord shall be the sole judge.

         2. The specifications described herein are subject to change from time to time as Landlord's existing janitorial service contract expires or is otherwise terminated. New terms may be imposed in subsequent service contracts.


EXHIBIT "H" TO OFFICE SUBLEASE AGREEMENT - Page 3

                                   ADDENDUM 1
                               TERMINATION AMOUNT

   Applicable       Applicable
  Month During      Tennination
  Term of Lease       Amount
       1            $0
       2            $13,536.58
       3            $106,979.91
       4            $200,423.24
       5            $293,866.57
       6            $387,309.90
       7            $480,753.23
       8            $574,196.56
       9            $667,639.89
       10           $761,083.22
       11           $807,446.55
       12           $826,494:38
       13           $845,542.21
       14           $864,590.04
       15           $883,637:87
       16           $902,685.70
       17           $921,733.53
       18           $910,893.44
       19           $900,053.35
       20           $889,213.26
       21           $878,373.17
       22           $867,533.08
       23           $856,692.99
       24           $845,852.90
       25           $835,012.81
       26           $824,172.72
       27           $813,332.63
       28           $802,492.54
       29           $791,652.45
       30           $772,567.36
       31           $753,482.27
       32           $734,397.18
       33           $715,312.09
       34           S696,227.00
       35           $677,141.91
       36           S658,056.82
       37           S638,971.73
       38           S619,886.64
       39           $600,801.55
       40           $581,716.46
       41           $562,631.37
       42           $538,049.62
       43           $513,467.87
       44           S488,886.12
       45           S464,304.37
       46           S439,722.62
       47           S415,140.87
       48           $390,559.12
       49           $365,977.37
       50           $341,395.62
       51           $316,813.87
       52           $292,232.12
       53           $267,650.37
       54           $234,823.62
       55           $201,996.87
       56           $169,170.12
       57           $136,343.37
       58           $103,516.62
       59           $ 70,689@87
       60           $ 37,863.12
       61           $  5,036.37
       62           $0
       63           $0
       64           $0
       65           $0





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